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FOR IMMEDIATE RELEASE                   CONTACT:
                                        Jan A.  Sneed            (212) 546-2422
                                        Steven G. Felsher        (212) 546-2440

                     GREY GLOBAL GROUP REPORTS 2001 RESULTS

New York, NY - March 13, 2002 -- Grey Global Group Inc. (NASDAQ: GREY) today reported its results for 2001.

RESULTS

For the twelve months ended December 31, 2001, gross billings were $8.1 billion, down 2.4% versus 2000. Gross billings for the fourth quarter were $2.0 billion, a decrease of 13.9% when compared to the same quarter in 2000. Income from commissions and fees ("revenues") declined by like percentages for the three and twelve months ended December 31, 2001.

Net income from operations was $7.8 million for the full year as compared to $27.2 million for the prior year; net income from operations in the fourth quarter was $3.6 million, down from $11.1 million from the corresponding quarter in the previous year.

During the quarter, the Company took a non-cash charge of $32.2 million consisting of write-offs or write-downs of investments in Internet-related early stage businesses, impaired goodwill and certain marketable securities, and the write-off of leasehold improvements and fixed assets related to the disposal of more than 160,000 square feet of leased space.

The net loss after the non-cash charge was $24.4 million for the full year and $28.6 million for the fourth quarter.

Basic and diluted earnings per common share before the non-cash charge for the year ended December 31, 2001 were $6.32 and $5.81, respectively, and for the three months then ended were $2.82 and $2.58, respectively. After the non-cash charge, both basic and diluted loss per common share for the full year and the three month period ended December 31, 2001 were $18.46 and $21.88, respectively.

COMPANY COMMENT

The Company's 2001 performance was affected by reductions in client spending principally attributable to the overall economic weakness. Businesses most seriously affected by the challenging environment were those which were project-related and those that had a strong presence in the technology and telecommunications sectors. The Internet-related operations also performed weakly overall. Throughout the year, the Company responded to these influences by aligning its expense base incurring increased severance and related costs in so doing. The Company also closed, merged or disposed of a number of business units, and this, in turn, negatively impacts prior period revenue comparisons.



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GREY/2001 RESULTS
PAGE TWO

Grey Global Group partner companies won major new business over the course of 2001, with a particularly strong performance in the fourth quarter. Significant new business wins in 2001 include:

GREY WORLDWIDE (GLOBAL ADVERTISING COMPANY)

IN THE UNITED STATES: BellSouth (for its advertising and direct marketing account along with Grey Direct), Advil from Wyeth, Aetna Healthcare and Mars' Milky Way (and Mars Bar in Europe). IN EUROPE: Electrolux, Toys "R" Us and important new brands from Sara Lee. IN ASIA: China Telecom and Carlsberg Beer. IN LATIN AMERICA: BMW in Brazil, and additional business from Mars, Procter & Gamble and Seagram.

MEDIACOM (GLOBAL MEDIA SERVICES COMPANY)

IN THE UNITED STATES:consolidated media services for Diageo's Guinness UDV, GlaxoSmithKline and Danone. IN EUROPE: Royal Dutch/Shell's pan-European media planning and buying (as well as its global corporate advertising), Prudential Group's Egg, a leading Internet bank, the Royal Bank of Scotland's Direct Line automobile insurance and Sony Music. In addition, MediaCom's global digital division BEYOND INTERACTIVE won Sprint, Fireman's Fund, Cendant and General Motors.

GREY HEALTHCARE (GLOBAL HEALTHCARE COMPANY)

Major assignments from Boehringer Ingelheim, Novartis, Johnson & Johnson, Pfizer, Allergan and Roche, as well as global professional marketing responsibilities for the blockbuster arthritis drug Celebrex, marketed by Pharmacia and Pfizer.

GREY DIRECT (GLOBAL DIRECT MARKETING COMPANY)

IN THE UNITED STATES: Bell South (with Grey Worldwide) as well as Cendant, Compaq, SlimFast and Showtime. In EUROPE: Bertelsmann, 3M Europe, Mars, Adobe Software-Europe. IN ASIA: Samsung Financial, Philips Lighting Division and SONY Entertainment Television.

GCI GROUP (GLOBAL PUBLIC RELATIONS COMPANY)

IN NORTH AMERICA: General Motors, Forest Labs, Holiday Inn, Coca-Cola, Starbucks, SlimFast and The Royal Bank of Scotland. IN EUROPE: Saab
Automobiles. IN ASIA: P&G's Pringles and Janssen Cilag. IN EUROPE AND THE UNITED
STATES: Cap Gemini Ernst & Young.

APCO (GLOBAL PUBLIC AFFAIRS COMPANY)

IN THE UNITED STATES: USA Today, Compaq, Raytheon, Union Pacific Railroad, and the Governments of Mexico, Mongolia and Liechtenstein. IN EUROPE AND CHINA:
Chubb Insurance. IN RUSSIA AND EASTERN EUROPE: YUKOS Oil.

GREY INTERACTIVE (GLOBAL INTERACTIVE COMPANY)

IN THE UNITED STATES: Whitehall Robbins, Mars' M&Ms and Celebrations brands, and P&G's Febreze. IN EUROPE: Whirlpool and The Walt Disney Company.

J. BROWN (U.S. CO-MARKETING COMPANY)

Important co-marketing assignments from Playtex, Alcoa and Pharmacia.


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GREY/2001 RESULTS
PAGE THREE


Business success continued into early 2002 with Grey Worldwide's notable wins of Procter & Gamble's global advertising for major Clairol hair coloring brands (Nice & Easy, Natural Instincts, Hydrience, and Ultress), GlaxoSmithKline's global advertising account for Sensodyne, Smucker's in the United States and Eli Lilly's assignment for Cialis in Latin America. In addition, MediaCom has been selected to handle the United States media accounts of Staples and Century 21. The cost reductions taken and the strong record of new business success give the Company continued confidence in its prospects.


                                    * * * * *

Grey Global Group Inc. ranks among the largest global marketing communications companies in the world with offices in more than 90 countries. Grey Global Group operates branded independent partner companies in many communications specialties including general advertising, public relations/public affairs, direct marketing, Internet communications, healthcare marketing, and on-line and off-line media services.


(Part of this announcement may contain forward-looking statements that involve risks and uncertainties, and actual results could differ materially from those projected in the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed with the Securities and Exchange Commission, including but not limited to the last section of the Management's Discussion and Analysis entitled "Forward-Looking Information is Subject to Risk and Uncertainty" contained in the company's Annual Report on Form 10-K and in other filings.)


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\

          Grey Global Group Inc. and Consolidated Subsidiary Companies
                 Condensed Consolidated Statements of Operations

                                                                                 FOR THE THREE MONTHS
                                                                                    ENDED DECEMBER 31
-----------------------------------------------------------------------------------------------------------------------------------
                                             Results of    Non-Cash     Post Non-Cash      Results of      Non-Cash   Post Non-Cash
                                             Operations     Charge         Charge          Operations       Charge        Charge
-----------------------------------------------------------------------------------------------------------------------------------
(in thousands, except share
 and per share data)                                       2001                            2000
                                       --------------------------------------------------------------------------------------------
Gross billings (Note 1)                $ 2,013,926                     $ 2,013,926     $ 2,338,102                     $ 2,338,102
Commissions and fees                       301,938                        301,938          350,540                         350,540

Income (loss) of consolidated
companies before taxes on income            10,453         (32,169)        (21,716)         25,682         (11,941)         13,741
Provision for taxes on income                5,245              40           5,285          12,696          (4,179)          8,517
Minority interest applicable to
consolidated companies                      (1,011)                         (1,011)         (1,790)                         (1,790)
Equity in earnings of nonconsolidated
affiliated companies                          (598)                           (598)            (51)                            (51)
                                       --------------------------------------------------------------------------------------------
Net income (loss)                      $     3,599     $   (32,209)    $   (28,610)    $    11,145     $    (7,762)    $     3,383
                                       ============================================================================================
Weighted average number of common
shares outstanding
  - Basic                                1,241,755       1,241,755       1,241,755       1,234,311       1,234,311       1,234,311
                                       ============================================================================================
  - Diluted                              1,373,406       1,373,406       1,373,406       1,361,060       1,361,060       1,361,060
                                       ============================================================================================
Earnings  per common share (Note 2)
  - Basic                              $      2.82     $    (24.70)    $    (21.88)    $      8.72     $     (5.98)    $      2.74
                                       ============================================================================================
  - Diluted                            $      2.58     $    (24.46)    $    (21.88)    $      7.94     $     (5.43)    $      2.51



                                                                                 FOR THE TWELVE MONTHS
                                                                                    ENDED DECEMBER 31
-----------------------------------------------------------------------------------------------------------------------------------
                                             Results of    Non-Cash     Post Non-Cash      Results of      Non-Cash   Post Non-Cash
                                             Operations     Charge         Charge          Operations       Charge        Charge
-----------------------------------------------------------------------------------------------------------------------------------
(in thousands, except share
 and per share data)                                      2001                            2000
                                      --------------------------------------------------------------------------------------------
Gross billings (Note 1)                 $ 8,117,477                     $ 8,117,477     $ 8,320,478                     $ 8,320,478
Commissions and fees                      1,217,013                       1,217,013       1,247,448                       1,247,448

Income (loss) of consolidated
companies before taxes on income             28,053         (32,169)         (4,116)         66,165         (11,941)         54,224
Provision for taxes on income                14,047              40          14,087          33,931          (4,179)         29,752
Minority interest applicable to
consolidated companies                       (5,034)                         (5,034)         (6,385)                         (6,385)
Equity in earnings of
 non consolidated
  affiliated companies                       (1,191)                         (1,191)          1,317                           1,317
                                      --------------------------------------------------------------------------------------------
Net income (loss)                       $     7,781     $   (32,209)    $   (24,428)    $    27,166     $    (7,762)    $    19,404
                                      =============================================================================================

Weighted average number of common
shares outstanding
  - Basic                                 1,237,880       1,237,880       1,237,880       1,230,696       1,230,696       1,230,696
                                      =============================================================================================

  - Diluted                               1,371,617       1,371,617       1,371,617       1,349,979       1,349,979       1,349,979
                                      =============================================================================================
Earnings  per common share (Note 2)
  - Basic                               $      6.32     $    (24.78)    $    (18.46)    $     21.70     $     (6.00)    $     15.70
                                      =============================================================================================
  - Diluted                             $      5.81     $    (24.27)    $    (18.46)    $     19.89     $     (5.48)    $     14.41


1. Amounts reported computed in accordance with industry practice of multiplying commissions and fees by 6.67.

2. After giving effect to amounts attributable to redeemable preferred stock and for diluted net income per common share (i) to the assumed exercise of dilutive stock options, (ii) to the shares issuable pursuant to the Company's Senior Management Incentive Plan and (iii) to the assumed conversion of the 8 1/2% Convertible Subordinated Debentures.

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